UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2009

BIOVEST INTERNATIONAL, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	0-11480	41-1412084
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

324 South Hyde Park Avenue, Suite 350

Tampa, FL 33606

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (813) 864-2554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BIOVEST INTERNATIONAL, INC.

FORM 8-K

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2009, Francis E. O’Donnell, Jr., M.D. was appointed to serve in the position of Chief Executive Officer (“CEO”) of Biovest International, Inc. (the “Company”). Dr. O’Donnell will continue to serve in his role as the Company’s non-executive Chairman, in addition to the role of non-executive Chairman and CEO of our parent company, Accentia Biopharmaceuticals, Inc. (“Accentia”) and has agreed to accept the new position as CEO of the Company without any salary. Dr. O’Donnell was granted an option to purchase up to 1.0 million shares of the Company’s common stock at an exercise price of $0.06 per share with termination of the option as described in the Company’s 2006 Equity Incentive Plan. The option shall vest in three equal tranches over the period of 180 days after confirmation of a Plan of Reorganization by the Court in the pending Chapter 11 Reorganization Proceeding. The following is biographical information regarding Dr. O’Donnell:

Francis E. O’Donnell, Jr., M.D., age 59, has been a Director of our Company since June 2003. Dr. O’Donnell is our Chairman (non-executive). Dr. O’Donnell is the non-executive Chairman, CEO and a director of Accentia, our parent corporation since its inception in 2002. He is also the CEO, President, Chairman and a Director of BioDelivery Sciences International, Inc. (“BDSI”). Dr. O’Donnell was the founder and for more than the last five years has served as managing director of The Hopkins Capital Group (“HCG”), an affiliation of limited liability companies which engage in business development and venture activities. Included in companies in which HCG entities are significant stockholders include Accentia and BDSI.

On February 24, 2009, Samuel S. Duffey, Esq. was appointed to serve in the position of President of the Company. Mr. Duffey will continue to serve in his role as the Company’s Counsel and has agreed to accept the new position as President of the Company without any change to his current salary. Mr. Duffey was granted an option to purchase up to 1.5 million shares of the Company’s common stock at an exercise price of $0.06 per share with terms and termination of the option as described in the Company’s 2006 Equity Incentive Plan. The option shall vest in three equal tranches over the period of 180 days after the granting of a Plan of Reorganization is approved by the Court in the pending Chapter 11 Reorganization Bankruptcy Proceeding. The following is biographical information regarding Mr. Duffey:

Samuel S. Duffey, Esq., age 63, has served as our Counsel since June 2003. Mr. Duffey also serves as President and General Counsel to Accentia. Prior to joining the Company, Mr. Duffey engaged in the private practice of business and securities law. Mr. Duffey received his B.A. and J.D. degrees from Drake University.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

BIOVEST INTERNATIONAL, INC.

By:	/s/ Alan M. Pearce
Alan M. Pearce
Chief Financial Officer

Date: March 3, 2009

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